QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 23, 2001, relating to the consolidated financial statements and consolidated financial statement schedule of Ditech Communications Corporation which appear in the Company's Annual Report on Form 10-K for the year ended April 30, 2001.

/s/ Pricewaterhouse Coopers LLP

San Jose, California
September 25, 2001

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS